UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2006
CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3160 Porter Drive, Palo Alto, California 94304

(Address of principal executive offices, including zip code)
(650) 843-2800

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement
     On January 26, 2006, Connetics Corporation, or Connetics, and Ventiv Commercial Services, LLC (formerly known as Ventiv Pharma Services, LLC) mutually agreed it was in the best interests of both companies to terminate the Service Agreement between Connetics and Ventiv dated as of March 1, 2005, as amended by the First Amendment to the Service Agreement dated December 30, 2005. The termination of the Service Agreement, as amended, is effective February 10, 2006.
     Under the terms of the Service Agreement, as amended, Ventiv agreed to provide sales support services to Connetics on a non-exclusive basis in connection with the promotion of certain Connetics products. Pursuant to the termination provisions of the Service Agreement, the initial term of the Service Agreement would have expired on December 31, 2006, unless renewed by written agreement by Connetics and Ventiv.
Item 2.02     Results of Operations and Financial Condition
     On January 31, 2006, Connetics issued a press release announcing earnings for the quarter ended December 31, 2005. A copy of the earnings release is furnished as Exhibit 99.1 to this report.
Item 8.01     Other Events
     On January 31, 2006, Connetics closed its acquisition of the sales organization of PediaMed Pharmaceuticals, Inc., previously announced on January 10, 2006.
Item 9.01     Financial Statements and Exhibits
(d)                Exhibits

Exhibit No.	Description

99.1	Press Release dated January 31, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION
By:	/s/ John L. Higgins

John L. Higgins
Executive Vice President, Finance and Corporate Development and Chief Financial Officer

Date: January 31, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated January 31, 2006